EXHIBIT 32.2

CERTIFICATION OF PERIODIC REPORT
Pursuant to 18 U.S.C. § 1350

Pursuant to, and for purposes only of, 18 U.S.C. § 1350, the undersigned hereby certifies that (i) the Annual Report of Shore Bancshares, Inc. on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Shore Bancshares, Inc.

Date: March 16, 2005

/s/ Susan E. Leaverton

Susan E. Leaverton
Treasurer/Principal Accounting Officer